ORYX TECHNOLOGY CORP.
                                  EXHIBIT 11.1
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

                                                                                       Three months ended
                                                                               May 31, 1997            May 31, 1996
                                                                              ---------------         ---------------
Primary:
Earnings:
 Net Income (loss)                                                              ($2,545,000)                $231,000
 Deduct earnings attributable to holders of dilutive
   subsidiary stock options                                                                -                 (43,000)
 Add interest income on reinvested option and warrant
  exercise proceeds (as determined by the modified
  treasury stock method), net of tax                                                                          55,000
                                                                                           -
                                                                              ---------------         ---------------

As adjusted                                                                     ($2,545,000)                $243,000
                                                                              ===============         ===============

Shares:
 Number of weighted average common shares outstanding                             13,046,000               9,385,000
 Add effect of dilutive convertible preferred stock,
  options and warrants (as determined by the modified
  treasury stock method)                                                                                   4,429,000
                                                                                           -
                                                                              ---------------         ---------------

As adjusted                                                                       13,046,000              13,814,000
                                                                              ===============         ===============

Primary earnings (loss) per share                                                    ($0.20)                   $0.02
                                                                              ===============         ===============


Fully diluted:
Earnings:
 Net Income (loss)                                                              ($2,545,000)                $231,000
 Deduct earnings attributable to holders of dilutive
   subsidiary stock options                                                                -                 (43,000)
 Add interest income on reinvested option and warrant
  exercise proceeds (as determined by the modified
  treasury stock method), net of tax                                                                          29,000
                                                                                           -
                                                                              ---------------         ---------------

As adjusted                                                                     ($2,545,000)                $217,000
                                                                              ===============         ===============

Shares:
 Number of common shares outstanding                                              13,046,000              10,021,000
 Add effect of dilutive convertible preferred stock,
  options and warrants (as determined by the modified
  treasury stock method)                                                                                   4,789,000
                                                                                           -
                                                                              ---------------         ---------------

As adjusted                                                                       13,046,000              14,810,000
                                                                              ===============         ===============

Fully diluted earnings (loss) per share                                              ($0.20)                   $0.01
                                                                              ===============         ===============
